UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 29, 2013
UNITED AMERICAN HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-11638	38-2526913

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 East Wacker Drive, Suite 1200, Chicago, Illinios	60601

(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (313) 393-4571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01	Other Events.

Pulse Systems, LLC ("Pulse"),  which is the Registrant United American Healthcare Corporation's  (the "Company") wholly-owned subsidiary, is subject to a Loan and Security Agreement, dated as of September 28, 2009, as amended, including a Fourth Amendment dated as of August 17, 2012 (collectively and as amended, the "Loan Agreement"), with Fifth Third Bank, an Ohio banking corporation as successor by merger with Fifth Third Bank, a Michigan banking corporation ("Lender").

On May 29, 2013, Pulse reported to Lender that it had failed to meet a financial covenant against capital expenditures in excess of $200,000 for the period between July 1, 2012 through June 20, 2013, and that such failure has continued for more than 30 days.  This failure constitutes an Event of Default under the Loan Agreement, which may cause the Lender to accelerate the entire amount of the indebtedness owed by Pulse to the Lender.  The Company is a guarantor of Pulse's indebtedness to the Lender.  As of May 31, 2013, the total amount of indebtedness owed by Pulse to Lender was approximately $1.5 million.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2013	UNITED AMERICAN HEALTHCARE CORPORATION
	By:	/s/ John M. Fife
Name: John Fife
Title: President and Cheif Executive Officer

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